Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 31, 2007,	Registration No. 333-145845
the Prospectus Supplement dated September 4, 2007 and the Information Supplement dated December 12, 2007)	February 11, 2008

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: February 29, 2008

•	Initial valuation date: February 26, 2008

•	Final valuation date: February 24, 2009

•	Maturity date: February 27, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
Arch Coal, Inc.	TBD	FWP-7	ACI	TBD	10.000%	60%	TBD	TBD	TBD	TBD	E-1595	06738R EN2 / US06738REN26
Citigroup Inc.	TBD	FWP9	C	TBD	10.500%	60%	TBD	TBD	TBD	TBD	E-1596	06738R EP7 / US06738REP73
Ford Motor Company	TBD	FWP-11	F	TBD	12.500%	60%	TBD	TBD	TBD	TBD	E-1597	06738R EQ5 / US06738REQ56
H&R Block, Inc.	TBD	FWP-13	HRB	TBD	11.000%	60%	TBD	TBD	TBD	TBD	E-1598	06738R ER3 / US06738RER30
Intel Corporation	TBD	FWP-15	INTC	TBD	9.750%	70%	TBD	TBD	TBD	TBD	E-1599	06738R ES1 / US06738RES13
Joy Global Inc.	TBD	FWP-17	JOYG	TBD	11.500%	60%	TBD	TBD	TBD	TBD	E-1600	06738R ET9 / US06738RET95
Massey Energy Company	TBD	FWP-19	MEE	TBD	14.000%	60%	TBD	TBD	TBD	TBD	E-1601	06738R EU6 / US06738REU68
Merck & Co., Inc.	TBD	FWP-21	MRK	TBD	9.250%	70%	TBD	TBD	TBD	TBD	E-1602	06738R EV4 / US06738REV42
Nucor Corporation	TBD	FWP-23	NUE	TBD	10.000%	60%	TBD	TBD	TBD	TBD	E-1603	06738R EW2 / US06738REW25
Oracle Corporation	TBD	FWP-25	ORCL	TBD	9.250%	75%	TBD	TBD	TBD	TBD	E-1604	06738R EX0 / US06738REX08
Parker Drilling Company	TBD	FWP-27	PKD	TBD	10.500%	70%	TBD	TBD	TBD	TBD	E-1605	06738R EY8 / US06738REY80
Schering-Plough Corporation	TBD	FWP-29	SGP	TBD	11.000%	60%	TBD	TBD	TBD	TBD	E-1606	06738R EZ5 / US06738REZ55
Sunoco, Inc.	TBD	FWP-31	SUN	TBD	10.000%	70%	TBD	TBD	TBD	TBD	E-1607	06738R FA9 / US06738RFA95
AT&T Inc.	TBD	FWP-33	T	TBD	9.000%	75%	TBD	TBD	TBD	TBD	E-1608	06738R FB7 / US06738RFB78
Target Corporation	TBD	FWP-35	TGT	TBD	10.000%	60%	TBD	TBD	TBD	TBD	E-1609	06738R FC5 / US06738RFC51
Titanium Metals Corporation	TBD	FWP-37	TIE	TBD	13.000%	60%	TBD	TBD	TBD	TBD	E-1610	06738R FD3 / US06738RFD35
Wells Fargo & Company	TBD	FWP-39	WFC	TBD	10.000%	60%	TBD	TBD	TBD	TBD	E-1611	06738R FE1 / US06738RFE18
Wyeth	TBD	FWP-41	WYE	TBD	10.250%	70%	TBD	TBD	TBD	TBD	E-1612	06738R FF8 / US06738RFF82
Exxon Mobil Corporation	TBD	FWP-43	XOM	TBD	9.750%	80%	TBD	TBD	TBD	TBD	E-1613	06738R FG6 / US06738RFG65

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007, the prospectus supplement dated September 4, 2007, and the information supplement dated December 12, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH

NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus, the prospectus supplement and the information supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus, the prospectus supplement and the information supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus supplement dated September 4, 2007 and prospectus dated August 31, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

Information Supplement dated December 12, 2007:

http://www.sec.gov/Archives/edgar/data/312070/000119312507263911/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the information supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

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Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

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CERTAIN U.S. FEDERAL INCOME TAX

CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE

INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of

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any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2006, we operated 21 active mines located in each of the three major low sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to producers of electric power, steel producers and industrial facilities. The Company focuses on mining, processing and marketing bituminous and sub-bituminous coal with low sulfur content. At December 31, 2006, the Company estimates that its proven and probable coal reserves had an average heat value of approximately 9,924 Btu’s and an average sulfur content of approximately 0.60%. Because of these characteristics, the Company estimate that is approximately 79.8% of their proven and probable coal reserves consists of compliance coal. The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$12.04	$8.90	$10.69
June 28, 2002	$12.60	$10.03	$11.36
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 30, 2007	$37.00	$27.76	$33.74
December 31, 2007	$45.21	$32.99	$44.93
February 7, 2008*	$49.83	$32.98	$49.11

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $49.11

Protection level: 60.00%

Protection price: $29.47

Physical delivery amount: 20($1,000/Initial price)

Fractional shares: 0.362452

Coupon: 10.00% per annum

Maturity: February 27, 2009

Dividend yield: 0.53% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.00%		100.53%
+90%	10.00%		90.53%
+80%	10.00%		80.53%
+70%	10.00%		70.53%
+60%	10.00%		60.53%
+50%	10.00%		50.53%
+40%	10.00%		40.53%
+30%	10.00%		30.53%
+20%	10.00%		20.53%
+10%	10.00%		10.53%
+5%	10.00%		5.53%

0%	10.00%		0.53%

	Protection Price Ever Breached?
	NO	YES
-5%	10.00%	5.00%	-4.47%
-10%	10.00%	0.00%	-9.47%
-20%	10.00%	-10.00%	-19.47%
-30%	10.00%	-20.00%	-29.47%
-40%	10.00%	-30.00%	-39.47%
-50%	N/A	-40.00%	-49.47%
-60%	N/A	-50.00%	-59.47%
-70%	N/A	-60.00%	-69.47%
-80%	N/A	-70.00%	-79.47%
-90%	N/A	-80.00%	-89.47%
-100%	N/A	-90.00%	-99.47%

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Citigroup Inc.

According to publicly available information, Citigroup Inc. (the “Company”) is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers. The Company has more than 200 million customer accounts and does business in more than 100 countries. Citigroup was incorporated in 1988 under the laws of the State of Delaware. The Company is a bank holding company within the meaning of the U.S. Bank Holding Company Act of 1956 registered with, and subject to examination by, the Board of Governors of the Federal Reserve System Some of the Company’s subsidiaries are subject to supervision and examination by their respective federal and state authorities. At December 31, 2006, the Company had approximately 144,000 full-time and 10,000 part-time employees in the United States and approximately 183,000 full-time employees outside the United States.

The linked share’s SEC file number is 001-09924.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$48.53	$38.60	$46.06
June 28, 2002	$46.32	$33.48	$36.04
September 30, 2002	$36.93	$23.02	$29.65
December 31, 2002	$39.43	$26.45	$35.19
March 31, 2003	$38.12	$30.25	$34.45
June 30, 2003	$45.72	$34.56	$42.80
September 30, 2003	$47.95	$42.35	$45.51
December 31, 2003	$49.13	$45.10	$48.54
March 31, 2004	$52.04	$47.99	$51.70
June 30, 2004	$52.84	$44.83	$46.50
September 30, 2004	$47.45	$43.00	$44.12
December 31, 2004	$49.06	$42.11	$48.18
March 31, 2005	$49.99	$44.05	$44.94
June 30, 2005	$48.14	$43.80	$46.23
September 30, 2005	$46.81	$42.91	$45.52
December 30, 2005	$49.76	$44.00	$48.53
March 31, 2006	$49.33	$44.85	$47.23
June 30, 2006	$50.71	$47.17	$48.24
September 29, 2006	$50.35	$46.22	$49.67
December 29, 2006	$56.66	$48.83	$55.70
March 30, 2007	$56.28	$48.05	$51.34
June 29, 2007	$55.53	$50.41	$51.29
September 30, 2007	$52.97	$44.66	$46.67
December 31, 2007	$48.77	$28.80	$29.44
February 7, 2008*	$29.89	$22.47	$26.70

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: C

Initial price: $26.70

Protection level: 60.00%

Protection price: $16.02

Physical delivery amount: 37($1,000/Initial price)

Fractional shares: 0.453184

Coupon: 10.50% per annum

Maturity: February 27, 2009

Dividend yield: 7.45% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.50%		107.45%
+90%	10.50%		97.45%
+80%	10.50%		87.45%
+70%	10.50%		77.45%
+60%	10.50%		67.45%
+50%	10.50%		57.45%
+40%	10.50%		47.45%
+30%	10.50%		37.45%
+20%	10.50%		27.45%
+10%	10.50%		17.45%
+5%	10.50%		12.45%

0%	10.50%		7.45%

	Protection Price Ever Breached?
	NO	YES
-5%	10.50%	5.50%	2.45%
-10%	10.50%	0.50%	-2.55%
-20%	10.50%	-9.50%	-12.55%
-30%	10.50%	-19.50%	-22.55%
-40%	10.50%	-29.50%	-32.55%
-50%	N/A	-39.50%	-42.55%
-60%	N/A	-49.50%	-52.55%
-70%	N/A	-59.50%	-62.55%
-80%	N/A	-69.50%	-72.55%
-90%	N/A	-79.50%	-82.55%
-100%	N/A	-89.50%	-92.55%

FWP-7

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. The Company is now one of the world’s largest producers of cars and trucks combined. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$17.29	$13.90	$16.49
June 28, 2002	$18.23	$14.88	$16.00
September 30, 2002	$16.24	$9.24	$9.80
December 31, 2002	$11.91	$6.90	$9.30
March 31, 2003	$10.73	$6.59	$7.52
June 30, 2003	$11.71	$7.35	$10.99
September 30, 2003	$12.53	$10.43	$10.77
December 31, 2003	$17.31	$10.68	$16.00
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 30, 2007	$9.64	$7.49	$8.49
December 31, 2007	$9.24	$6.65	$6.73
February 7, 2008*	$6.94	$5.53	$6.17

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $6.17

Protection level: 60.00%

Protection price: $3.70

Physical delivery amount: 162($1,000/Initial price)

Fractional shares: 0.074554

Coupon: 12.50% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.42

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	12.50%		100.00%
+90%	12.50%		90.00%
+80%	12.50%		80.00%
+70%	12.50%		70.00%
+60%	12.50%		60.00%
+50%	12.50%		50.00%
+40%	12.50%		40.00%
+30%	12.50%		30.00%
+20%	12.50%		20.00%
+10%	12.50%		10.00%
+5%	12.50%		5.00%

0%	12.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	12.50%	7.50%	-5.00%
-10%	12.50%	2.50%	-10.00%
-20%	12.50%	-7.50%	-20.00%
-30%	12.50%	-17.50%	-30.00%
-40%	12.50%	-27.50%	-40.00%
-50%	N/A	-37.50%	-50.00%
-60%	N/A	-47.50%	-60.00%
-70%	N/A	-57.50%	-70.00%
-80%	N/A	-67.50%	-80.00%
-90%	N/A	-77.50%	-90.00%
-100%	N/A	-87.50%	-100.00%

FWP-8

H&R Block, Inc.

According to publicly available information, H&R Block, Inc. (the “Company”) is a financial services company with subsidiaries providing tax, investment, mortgage, and accounting and business consulting services and products. The Company serves its clients’ financial needs through the consistent high quality delivery of a variety of tax and financial services. Operating through multiple lines of business allows the Company to better meet the changing financial needs of its clients.

The Company was organized as a corporation in 1955 under the laws of the State of Missouri, and is a holding company with operating subsidiaries providing financial services and products to the general public.

The linked share’s SEC file number is: 1-6089.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$25.71	$20.70	$22.23
June 28, 2002	$23.75	$19.55	$23.08
September 30, 2002	$26.75	$19.83	$21.01
December 31, 2002	$23.16	$14.55	$20.10
March 31, 2003	$21.75	$17.64	$21.35
June 30, 2003	$22.49	$18.15	$21.63
September 30, 2003	$23.00	$20.10	$21.58
December 31, 2003	$27.89	$21.24	$27.69
March 31, 2004	$30.47	$24.75	$25.52
June 30, 2004	$24.88	$22.09	$23.84
September 30, 2004	$25.75	$23.40	$24.71
December 31, 2004	$25.41	$22.57	$24.50
March 31, 2005	$27.75	$22.99	$25.29
June 30, 2005	$29.80	$24.41	$29.18
September 30, 2005	$30.00	$23.45	$23.98
December 30, 2005	$26.95	$23.01	$24.55
March 31, 2006	$25.74	$19.90	$21.65
June 30, 2006	$24.30	$21.29	$23.86
September 29, 2006	$24.06	$20.30	$21.74
December 29, 2006	$24.12	$21.05	$23.04
March 30, 2007	$24.95	$18.31	$21.04
June 29, 2007	$24.02	$20.60	$23.37
September 30, 2007	$23.36	$17.96	$21.18
December 31, 2007	$22.64	$17.57	$18.57
February 7, 2008*	$20.00	$16.89	$18.87

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HRB

Initial price: $18.87

Protection level: 60.00%

Protection price: $11.32

Physical delivery amount: 52($1,000/Initial price)

Fractional shares: 0.994171

Coupon: 11.00% per annum

Maturity: February 27, 2009

Dividend yield: 2.96% per annum

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	11.00%		102.96%
+90%	11.00%		92.96%
+80%	11.00%		82.96%
+70%	11.00%		72.96%
+60%	11.00%		62.96%
+50%	11.00%		52.96%
+40%	11.00%		42.96%
+30%	11.00%		32.96%
+20%	11.00%		22.96%
+10%	11.00%		12.96%
+5%	11.00%		7.96%

0%	11.00%		2.96%

	Protection Price Ever Breached?
	NO	YES
-5%	11.00%	6.00%	-2.04%
-10%	11.00%	1.00%	-7.04%
-20%	11.00%	-9.00%	-17.04%
-30%	11.00%	-19.00%	-27.04%
-40%	11.000%	-29.00%	-37.04%
-50%	N/A	-39.00%	-47.04%
-60%	N/A	-49.00%	-57.04%
-70%	N/A	-59.00%	-67.04%
-80%	N/A	-69.00%	-77.04%
-90%	N/A	-79.00%	-87.04%
-100%	N/A	-89.00%	-97.04%

FWP-9

Intel Corporation

According to publicly available information, Intel Corporation (the “Company”) is a semiconductor chip maker that developes advanced integrated digital technology platforms and components, primarily integrated circuits, for the computing and communications industries. Integrated circuits are semiconductor chips etched with interconnected electronic switches. The Company offers products at various levels of integration, allowing its customers flexibility to create advanced computing and communications systems and products. The Company's products include chips, boards, and other semiconductor products that are the building blocks integral to computers, servers, handheld devices, and networking and communications products. Its component-level products consist of integrated circuits used to process information, including microprocessors, chipsets, and flash memory. The Company was incorporated in California in 1968 and reincorporated in Delaware in 1989.

The linked share’s SEC file number is 000-06217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$36.78	$28.50	$30.41
June 28, 2002	$31.45	$17.45	$18.27
September 30, 2002	$19.88	$12.95	$13.89
December 31, 2002	$22.09	$12.95	$15.57
March 31, 2003	$19.01	$14.88	$16.28
June 30, 2003	$22.92	$16.28	$20.78
September 30, 2003	$29.38	$20.51	$27.51
December 31, 2003	$34.50	$27.59	$32.20
March 31, 2004	$34.60	$26.03	$27.20
June 30, 2004	$29.01	$25.61	$27.60
September 30, 2004	$27.48	$19.64	$20.06
December 31, 2004	$24.99	$20.22	$23.39
March 31, 2005	$25.47	$21.89	$23.23
June 30, 2005	$27.75	$21.94	$26.06
September 30, 2005	$28.84	$23.82	$24.65
December 30, 2005	$27.49	$22.53	$24.96
March 31, 2006	$26.63	$19.31	$19.46
June 30, 2006	$20.27	$16.75	$18.95
September 29, 2006	$20.95	$16.93	$20.57
December 29, 2006	$22.41	$20.04	$20.25
March 30, 2007	$22.30	$18.75	$19.13
June 29, 2007	$24.45	$19.03	$23.76
September 30, 2007	$26.52	$22.09	$25.86
December 31, 2007	$27.99	$24.32	$26.66
February 7, 2008*	$26.34	$18.05	$20.05

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: INTC

Initial price: $20.05

Protection level: 70.00%

Protection price: $14.04

Physical delivery amount: 49($1,000/Initial price)

Fractional shares: 0.875312

Coupon: 9.75% per annum

Maturity: February 27, 2009

Dividend yield: 2.30% per annum

Coupon amount monthly: $8.13

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.75%		102.30%
+90%	9.75%		92.30%
+80%	9.75%		82.30%
+70%	9.75%		72.30%
+60%	9.75%		62.30%
+50%	9.75%		52.30%
+40%	9.75%		42.30%
+30%	9.75%		32.30%
+20%	9.75%		22.30%
+10%	9.75%		12.30%
+5%	9.75%		7.30%

0%	9.75%		2.30%

	Protection Price Ever Breached?
	NO	YES
-5%	9.75%	4.75%	-2.70%
-10%	9.75%	-0.25%	-7.70%
-20%	9.75%	-10.25%	-17.70%
-30%	9.75%	-20.25%	-27.70%
-40%	N/A	-30.25%	-37.70%
-50%	N/A	-40.25%	-47.70%
-60%	N/A	-50.25%	-57.70%
-70%	N/A	-60.25%	-67.70%
-80%	N/A	-70.25%	-77.70%
-90%	N/A	-80.25%	-87.70%
-100%	N/A	-90.25%	-97.70%

FWP-10

Joy Global Inc.

According to publicly available information, Joy Global Inc. (the “Company”) is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. The Company’s equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands and other minerals. The Company operates in two business segments: underground mining machinery (Joy Mining Machinery or “Joy”) and surface mining equipment (P&H Mining Equipment or “P&H”). Joy manufactures underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. It has facilities in Australia, South Africa, the United Kingdom, and the United States as well as sales offices and service facilities in China, India, Poland, and Russia. Joy products include: continuous miners; longwall shearers; powered roof supports; armored face conveyors; shuttle cars; flexible conveyor trains; complete longwall mining systems (consisting of powered roof supports, an armored face conveyor and a longwall shearer); and roof bolters. Joy also maintains a network of service and replacement parts distribution centers to rebuild and service equipment and to sell replacement parts in support of its installed base. P&H produces surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. P&H products include electric mining shovels and rotary blasthole drills and walking draglines for open-pit mining operations. P&H has facilities in Australia, Brazil, Canada, Chile, China, South Africa, and the United States, as well as sales offices in India, Mexico, Peru, Russia, the United Kingdom and Venezuela. P&H products are used in mining copper, coal, iron ore, oil sands, silver, gold, diamonds, phosphate, and other minerals and ores.

The linked share’s SEC file number is 1-9299.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$7.97	$6.16	$7.24
June 28, 2002	$7.95	$6.53	$7.71
September 30, 2002	$7.56	$3.65	$3.69
December 31, 2002	$5.44	$3.40	$5.00
March 31, 2003	$5.85	$4.41	$4.81
June 30, 2003	$7.28	$4.70	$6.56
September 30, 2003	$7.69	$6.13	$6.98
December 31, 2003	$11.89	$7.22	$11.62
March 31, 2004	$13.32	$11.00	$12.48
June 30, 2004	$13.56	$10.44	$13.31
September 30, 2004	$15.69	$11.97	$15.28
December 31, 2004	$19.86	$14.38	$19.30
March 31, 2005	$26.17	$17.18	$23.37
June 30, 2005	$25.80	$19.85	$22.39
September 30, 2005	$34.04	$22.03	$33.64
December 30, 2005	$41.94	$27.00	$40.00
March 31, 2006	$61.91	$41.57	$59.77
June 30, 2006	$72.23	$44.75	$52.09
September 29, 2006	$53.80	$31.32	$37.61
December 29, 2006	$50.77	$35.59	$48.34
March 30, 2007	$55.80	$40.36	$42.90
June 29, 2007	$61.99	$42.43	$58.33
September 30, 2007	$65.50	$42.10	$50.86
December 31, 2007	$67.57	$48.76	$65.82
February 7, 2008*	$66.72	$47.97	$64.58

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JOYG

Initial price: $64.58

Protection level: 60.00%

Protection price: $38.75

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.484670

Coupon: 11.50% per annum

Maturity: February 27, 2009

Dividend yield: 0.94% per annum

Coupon amount monthly: $9.58

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	11.50%		100.94%
+90%	11.50%		90.94%
+80%	11.50%		80.94%
+70%	11.50%		70.94%
+60%	11.50%		60.94%
+50%	11.50%		50.94%
+40%	11.50%		40.94%
+30%	11.50%		30.94%
+20%	11.50%		20.94%
+10%	11.50%		10.94%
+5%	11.50%		5.94%

0%	11.50%		0.94%

	Protection Price Ever Breached?
	NO	YES
-5%	11.50%	6.50%	-4.06%
-10%	11.50%	1.50%	-9.06%
-20%	11.50%	-8.50%	-19.06%
-30%	11.50%	-18.50%	-29.06%
-40%	11.50%	-28.50%	-39.06%
-50%	N/A	-38.50%	-49.06%
-60%	N/A	-48.50%	-59.06%
-70%	N/A	-58.50%	-69.06%
-80%	N/A	-68.50%	-79.06%
-90%	N/A	-78.50%	-89.06%
-100%	N/A	-88.50%	-99.06%

FWP-11

Massey Energy Company

Accordingly to publicly available information, Massey Energy Company (the “Company”) produces, processes and sells bituminous coal of steam and metallurgical grades, primarily of a low sulfur content, through its 22 processing and shipping centers, called “Resource Groups,” many of which receive coal from multiple coal mines. At January 31, 2007, the Company operated 33 underground mines and 11 surface mines in West Virginia, Kentucky and Virginia. The number of mines that the Company operates may vary from time to time depending on a number of factors, including the existing demand for and price of coal, exhaustion of economically recoverable reserves and availability of experienced labor. Utility and industrial clients primarily purchase its steam coal as fuel for power plants. Its metallurgical coal is used primarily to make coke for use in the manufacture of steel.

The linked share’s SEC file number is 1-7775.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$22.41	$13.45	$16.90
June 28, 2002	$18.65	$12.26	$12.70
September 30, 2002	$12.78	$5.15	$6.45
December 31, 2002	$10.80	$4.55	$9.72
March 31, 2003	$10.85	$7.30	$9.40
June 30, 2003	$15.05	$9.15	$13.15
September 30, 2003	$14.20	$10.80	$13.30
December 31, 2003	$21.60	$13.25	$20.80
March 31, 2004	$24.40	$17.99	$22.07
June 30, 2004	$28.21	$20.83	$28.21
September 30, 2004	$29.66	$24.59	$28.93
December 31, 2004	$36.94	$26.06	$34.95
March 31, 2005	$46.60	$31.80	$40.04
June 30, 2005	$42.15	$34.86	$37.72
September 30, 2005	$57.00	$37.76	$51.07
December 30, 2005	$52.57	$36.65	$37.87
March 31, 2006	$41.51	$33.10	$36.07
June 30, 2006	$44.34	$32.15	$36.00
September 29, 2006	$37.05	$18.77	$20.94
December 29, 2006	$27.98	$19.31	$23.23
March 30, 2007	$26.35	$21.57	$23.99
June 29, 2007	$30.73	$24.00	$26.65
September 30, 2007	$26.80	$16.02	$21.82
December 31, 2007	$37.98	$21.50	$35.75
February 7, 2008*	$41.25	$26.69	$39.90

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MEE

Initial price: $39.90

Protection level: 60.00%

Protection price: $23.94

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.062657

Coupon: 14.00% per annum

Maturity: February 27, 2009

Dividend yield: 0.42% per annum

Coupon amount monthly: $11.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	14.00%		100.42%
+90%	14.00%		90.42%
+80%	14.00%		80.42%
+70%	14.00%		70.42%
+60%	14.00%		60.42%
+50%	14.00%		50.42%
+40%	14.00%		40.42%
+30%	14.00%		30.42%
+20%	14.00%		20.42%
+10%	14.00%		10.42%
+5%	14.00%		5.42%

0%	14.00%		0.42%

	Protection Price Ever Breached?
	NO	YES
-5%	14.00%	9.00%	-4.58%
-10%	14.00%	4.00%	-9.58%
-20%	14.00%	-6.00%	-19.58%
-30%	14.00%	-16.00%	-29.58%
-40%	14.00%	-26.00%	-39.58%
-50%	N/A	-36.00%	-49.58%
-60%	N/A	-46.00%	-59.58%
-70%	N/A	-56.00%	-69.58%
-80%	N/A	-66.00%	-79.58%
-90%	N/A	-76.00%	-89.58%
-100%	N/A	-86.00%	-99.58%

FWP-12

Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (the “Company”) is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health. The Company’s operations are principally managed on a products basis and are comprised of two reportable segments: the Pharmaceutical segment and the Vaccines segment. The Pharmaceutical segment includes human health pharmaceutical products marketed either directly or through joint ventures. These products consist of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders. The Company sells these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations and other institutions. The Vaccines segment includes human health vaccine products marketed either directly or through a joint venture. These products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices. The Company sells these human health vaccines primarily to physicians, wholesalers, physician distributors and government entities.

The linked share’s SEC file number is: 1-3305.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$61.05	$53.67	$54.50
June 28, 2002	$55.70	$45.05	$47.93
September 30, 2002	$51.11	$36.49	$43.26
December 31, 2002	$57.24	$41.03	$53.58
March 31, 2003	$57.01	$47.23	$51.85
June 30, 2003	$60.10	$51.20	$57.31
September 30, 2003	$59.33	$49.48	$50.62
December 31, 2003	$51.50	$40.59	$46.20
March 31, 2004	$49.33	$42.85	$44.19
June 30, 2004	$48.78	$44.28	$47.50
September 30, 2004	$47.73	$32.65	$33.00
December 31, 2004	$34.24	$25.60	$32.14
March 31, 2005	$32.61	$27.50	$32.37
June 30, 2005	$35.36	$30.40	$30.80
September 30, 2005	$32.34	$26.97	$27.21
December 30, 2005	$32.51	$25.50	$31.81
March 31, 2006	$36.65	$31.82	$35.23
June 30, 2006	$36.84	$32.75	$36.43
September 29, 2006	$42.50	$35.30	$41.90
December 29, 2006	$46.33	$41.24	$43.60
March 30, 2007	$46.55	$42.35	$44.17
June 29, 2007	$55.14	$44.52	$49.80
September 30, 2007	$53.73	$48.11	$51.69
December 31, 2007	$61.62	$51.44	$58.11
February 7, 2008*	$61.18	$42.50	$45.70

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRK

Initial price: $45.70

Protection level: 70.00%

Protection price: $31.99

Physical delivery amount: 21($1,000/Initial price)

Fractional shares: 0.881838

Coupon: 9.25% per annum

Maturity: February 27, 2009

Dividend yield: 3.41% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.25%		103.41%
+90%	9.25%		93.41%
+80%	9.25%		83.41%
+70%	9.25%		73.41%
+60%	9.25%		63.41%
+50%	9.25%		53.41%
+40%	9.25%		43.41%
+30%	9.25%		33.41%
+20%	9.25%		23.41%
+10%	9.25%		13.41%
+5%	9.25%		8.41%

0%	9.25%		3.41%

	Protection Price Ever Breached?
	NO	YES
-5%	9.25%	4.25%	-1.59%
-10%	9.25%	-.75%	-6.59%
-20%	9.25%	-10.75%	-16.59%
-30%	9.25%	-20.75%	-26.59%
-40%	N/A	-30.75%	-36.59%
-50%	N/A	-40.75%	-46.59%
-60%	N/A	-50.75%	-56.59%
-70%	N/A	-60.75%	-66.59%
-80%	N/A	-70.75%	-76.59%
-90%	N/A	-80.75%	-86.59%
-100%	N/A	-90.75%	-96.59%

FWP-13

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for all of the sales and the majority of the earnings in 2006, 2005 and 2004. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, rebar, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$16.59	$12.47	$16.06
June 28, 2002	$17.54	$14.26	$16.26
September 30, 2002	$16.33	$9.28	$9.48
December 31, 2002	$12.84	$9.00	$10.33
March 31, 2003	$11.26	$8.76	$9.54
June 30, 2003	$13.13	$9.38	$12.21
September 30, 2003	$13.14	$11.30	$11.47
December 31, 2003	$14.70	$11.46	$14.00
March 31, 2004	$16.65	$13.05	$15.37
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 30, 2007	$66.99	$53.20	$65.13
June 29, 2007	$69.93	$56.07	$58.65
September 30, 2007	$64.74	$41.62	$59.47
December 31, 2007	$64.97	$50.11	$59.22
February 7, 2008*	$60.32	$47.72	$56.93

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUE

Initial price: $56.93

Protection level: 60.00%

Protection price: $34.16

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.565431

Coupon: 10.00% per annum

Maturity: February 27, 2009

Dividend yield: 4.07% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.00%		104.07%
+90%	10.00%		94.07%
+80%	10.00%		84.07%
+70%	10.00%		74.07%
+60%	10.00%		64.07%
+50%	10.00%		54.07%
+40%	10.00%		44.07%
+30%	10.00%		34.07%
+20%	10.00%		24.07%
+10%	10.00%		14.07%
+5%	10.00%		9.07%

0%	10.00%		4.07%

	Protection Price Ever Breached?
	NO	YES
-5%	10.00%	5.00%	-0.93%
-10%	10.00%	0.00%	-5.93%
-20%	10.00%	-10.00%	-15.93%
-30%	10.00%	-20.00%	-25.93%
-40%	10.00%	-30.00%	-35.93%
-50%	N/A	-40.00%	-45.93%
-60%	N/A	-50.00%	-55.93%
-70%	N/A	-60.00%	-65.93%
-80%	N/A	-70.00%	-75.93%
-90%	N/A	-80.00%	-85.93%
-100%	N/A	-90.00%	-95.93%

FWP-14

Oracle Corporation

According to publicly available information, Oracle Corporation (the “Company”) is the world’s largest enterprise software company. The Company develops, manufactures, markets, distributes and services database and middleware software as well as applications software designed to help its customers manage and grow their business operations. The Company also provides support for the Linux open source operating system through its Oracle Unbreakable Linux Support program, which provides its customers with the Company’s industry-leading global support programs for Linux.

The linked share’s SEC file number is: 000-51788.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$17.50	$12.44	$12.80
June 28, 2002	$12.89	$7.25	$9.47
September 30, 2002	$11.61	$7.19	$7.86
December 31, 2002	$12.73	$7.60	$10.80
March 31, 2003	$13.36	$10.64	$10.85
June 30, 2003	$14.00	$10.65	$12.02
September 30, 2003	$14.03	$11.17	$11.22
December 31, 2003	$13.43	$11.35	$13.20
March 31, 2004	$15.51	$11.15	$12.01
June 30, 2004	$12.86	$10.85	$11.93
September 30, 2004	$11.96	$9.78	$11.28
December 31, 2004	$14.87	$11.51	$13.72
March 31, 2005	$14.01	$12.23	$12.48
June 30, 2005	$13.79	$11.25	$13.20
September 30, 2005	$14.11	$12.00	$12.39
December 30, 2005	$13.04	$11.75	$12.21
March 31, 2006	$14.00	$12.06	$13.69
June 30, 2006	$15.21	$13.07	$14.49
September 29, 2006	$18.24	$13.77	$17.74
December 29, 2006	$19.75	$16.93	$17.14
March 30, 2007	$18.59	$15.97	$18.13
June 29, 2007	$20.06	$18.00	$19.71
September 30, 2007	$22.17	$18.81	$21.65
December 31, 2007	$23.31	$19.06	$22.58
February 7, 2008*	$23.11	$19.04	$19.20

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ORCL

Initial price: $19.20

Protection level: 75.00%

Protection price: $14.40

Physical delivery amount: 52($1,000/Initial price)

Fractional shares: 0.083333

Coupon: 9.25% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.25%		100.00%
+90%	9.25%		90.00%
+80%	9.25%		80.00%
+70%	9.25%		70.00%
+60%	9.25%		60.00%
+50%	9.25%		50.00%
+40%	9.25%		40.00%
+30%	9.25%		30.00%
+20%	9.25%		20.00%
+10%	9.25%		10.00%
+5%	9.25%		5.00%

0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	9.25%	4.25%	-5.00%
-10%	9.25%	-0.75%	-10.00%
-20%	9.25%	-10.75%	-20.00%
-30%	N/A	-20.75%	-30.00%
-40%	N/A	-30.75%	-40.00%
-50%	N/A	-40.75%	-50.00%
-60%	N/A	-50.75%	-60.00%
-70%	N/A	-60.75%	-70.00%
-80%	N/A	-70.75%	-80.00%
-90%	N/A	-80.75%	-90.00%
-100%	N/A	-90.75%	-100.00%

FWP-15

Parker Drilling Company

According to publicly available information, Parker Drilling Company together with its subsidiaries (the “Company”) is a leading worldwide provider of contract drilling and drilling-related services. Since beginning operations in 1934, the Company has operated in 53 foreign countries and the United States. Its revenues are derived from three segments: U.S. barge and land drilling, international land drilling and offshore barge drilling, and drilling-related rental tools.

The Company also provides project management services (labor, maintenance, logistics, etc.) for operators who own their own drilling rigs and who choose to rely upon the Company’s technical expertise.

The linked share’s SEC file number is 001-07573.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$4.81	$3.10	$4.43
June 28, 2002	$4.74	$2.95	$3.27
September 30, 2002	$3.48	$1.40	$2.20
December 31, 2002	$2.65	$1.73	$2.22
March 31, 2003	$2.55	$1.91	$2.37
June 30, 2003	$3.10	$1.83	$2.91
September 30, 2003	$3.15	$1.65	$2.36
December 31, 2003	$2.92	$2.22	$2.55
March 31, 2004	$4.49	$2.55	$4.17
June 30, 2004	$4.14	$2.65	$3.82
September 30, 2004	$4.02	$2.97	$3.67
December 31, 2004	$4.41	$3.56	$3.93
March 31, 2005	$6.15	$3.75	$5.75
June 30, 2005	$7.21	$4.52	$7.01
September 30, 2005	$9.45	$6.80	$9.27
December 30, 2005	$11.82	$7.42	$10.83
March 31, 2006	$12.44	$8.08	$9.27
June 30, 2006	$9.84	$6.11	$7.18
September 29, 2006	$7.64	$6.25	$7.08
December 29, 2006	$10.05	$6.50	$8.17
March 30, 2007	$9.75	$7.50	$9.39
June 29, 2007	$12.10	$9.40	$10.54
September 30, 2007	$11.65	$7.01	$8.12
December 31, 2007	$9.07	$6.71	$7.55
February 7, 2008*	$7.93	$6.10	$6.90

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PKD

Initial price: $6.90

Protection level: 70.00%

Protection price: $4.83

Physical delivery amount: 144($1,000/Initial price)

Fractional shares: 0.927536

Coupon: 10.50% per annum

Maturity: February 27, 2009

Dividend yield: 0.00% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

Final Level (% Change)	1-Year Total Return
	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.50%		100.00%
+90%	10.50%		90.00%
+80%	10.50%		80.00%
+70%	10.50%		70.00%
+60%	10.50%		60.00%
+50%	10.50%		50.00%
+40%	10.50%		40.00%
+30%	10.50%		30.00%
+20%	10.50%		20.00%
+10%	10.50%		10.00%
+5%	10.50%		5.00%

0%	10.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	10.50%	5.50%	-5.00%
-10%	10.50%	0.50%	-10.00%
-20%	10.50%	-9.50%	-20.00%
-30%	10.50%	-19.50%	-30.00%
-40%	N/A	-29.50%	-40.00%
-50%	N/A	-39.50%	-50.00%
-60%	N/A	-49.50%	-60.00%
-70%	N/A	-59.50%	-70.00%
-80%	N/A	-69.50%	-80.00%
-90%	N/A	-79.50%	-90.00%
-100%	N/A	-89.50%	-100.00%

FWP-16

Schering-Plough Corporation

According to publicly available information, Schering-Plough Corporation (the “Company”) is a global science-based health care company with leading prescription, consumer and animal health products. Through internal research and collaborations with business partners, the Company discovers, develops, manufactures and markets advanced drug therapies to meet medical needs. The Company’s worldwide headquarters is in Kenilworth, New Jersey, and its website is www.schering-plough.com.

The linked share’s SEC file number is 001-06571.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$36.25	$30.28	$31.30
June 28, 2002	$31.00	$22.65	$24.60
September 30, 2002	$25.50	$20.06	$21.32
December 31, 2002	$23.53	$16.30	$22.20
March 31, 2003	$23.75	$15.22	$17.83
June 30, 2003	$20.91	$16.55	$18.60
September 30, 2003	$19.50	$14.25	$15.24
December 31, 2003	$17.39	$14.35	$17.39
March 31, 2004	$19.04	$15.86	$16.22
June 30, 2004	$18.90	$15.95	$18.48
September 30, 2004	$20.10	$17.51	$19.06
December 31, 2004	$21.37	$16.56	$20.88
March 31, 2005	$21.59	$17.67	$18.15
June 30, 2005	$21.24	$17.80	$19.06
September 30, 2005	$22.53	$18.40	$21.05
December 30, 2005	$21.90	$18.87	$20.85
March 31, 2006	$21.15	$17.88	$18.99
June 30, 2006	$20.10	$18.19	$19.03
September 29, 2006	$22.12	$18.45	$22.09
December 29, 2006	$24.07	$21.15	$23.64
March 30, 2007	$25.59	$22.36	$25.51
June 29, 2007	$33.81	$25.17	$30.44
September 30, 2007	$32.97	$27.05	$31.63
December 31, 2007	$33.40	$25.90	$26.64
February 7, 2008*	$27.81	$17.45	$19.92

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SGP

Initial price: $19.92

Protection level: 60.00%

Protection price: $11.95

Physical delivery amount: 50($1,000/Initial price)

Fractional shares: 0.200803

Coupon: 11.00% per annum

Maturity: February 27, 2009

Dividend yield: 1.32% per annum

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

Final Level (% Change)	1-Year Total Return
	Investment in the Notes		Direct Investment in the Linked Shares
+100%	11.00%		101.32%
+90%	11.00%		91.32%
+80%	11.00%		81.32%
+70%	11.00%		71.32%
+60%	11.00%		61.32%
+50%	11.00%		51.32%
+40%	11.00%		41.32%
+30%	11.00%		31.32%
+20%	11.00%		21.32%
+10%	11.00%		11.32%
+5%	11.00%		6.32%

0%	11.00%		1.32%

	Protection Price Ever Breached?
	NO	YES
-5%	11.00%	6.00%	-3.68%
-10%	11.00%	1.00%	-8.68%
-20%	11.00%	-9.00%	-18.68%
-30%	11.00%	-19.00%	-28.68%
-40%	11.00%	-29.00%	-38.68%
-50%	N/A	-39.00%	-48.68%
-60%	N/A	-49.00%	-58.68%
-70%	N/A	-59.00%	-68.68%
-80%	N/A	-69.00%	-78.68%
-90%	N/A	-79.00%	-88.68%
-100%	N/A	-89.00%	-98.68%

FWP-17

Sunoco, Inc.

According to publicly available information, Sunoco, Inc. (the “Company”) through its subsidiaries, is principally a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and cokemaking. The Company’s petroleum refining and marketing operations include the manufacturing and marketing of a full range of petroleum products, including fuels, lubricants and some petrochemicals. The Company’s chemical operations comprise the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The petroleum refining and marketing, chemicals and logistics operations are conducted principally in the eastern half of the United States. The Company’s cokemaking operations currently are conducted in Virginia, Indiana and Ohio.

The Company’s operations are organized into five business segments (Refining and Supply, Retail Marketing, Chemicals, Logistics and Coke) plus a holding company and a professional services group. The Company is a holding company and is a non-operating parent company which includes certain corporate officers. The professional services group consists of a number of staff functions, including: finance; legal and risk management; materials management; human resources; information systems; health, environment and safety; engineering services; facilities management; transaction processing; and government and public affairs.

The linked share’s SEC file number is: 1-6841.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$21.13	$18.13	$20.01
June 28, 2002	$20.41	$17.06	$17.82
September 30, 2002	$18.79	$14.83	$15.08
December 31, 2002	$16.79	$13.52	$16.59
March 31, 2003	$19.01	$14.84	$18.29
June 30, 2003	$19.50	$17.70	$18.87
September 30, 2003	$20.71	$17.97	$20.11
December 31, 2003	$26.30	$20.05	$25.58
March 31, 2004	$32.18	$25.26	$31.19
June 30, 2004	$32.85	$29.13	$31.81
September 30, 2004	$37.19	$29.38	$36.99
December 31, 2004	$42.26	$35.26	$40.86
March 31, 2005	$53.88	$38.10	$51.76
June 30, 2005	$58.59	$46.08	$56.84
September 30, 2005	$81.42	$57.07	$78.20
December 30, 2005	$85.28	$65.09	$78.38
March 31, 2006	$97.22	$71.05	$77.57
June 30, 2006	$88.07	$60.35	$69.29
September 29, 2006	$80.42	$57.62	$62.19
December 29, 2006	$69.42	$57.50	$62.36
March 30, 2007	$71.88	$56.68	$70.44
June 29, 2007	$86.40	$70.03	$79.68
September 30, 2007	$85.00	$60.69	$70.78
December 31, 2007	$78.80	$62.27	$72.44
February 7, 2008*	$73.54	$52.76	$59.91

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SUN

Initial price: $59.91

Protection level: 70.00%

Protection price: $41.94

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.691704

Coupon: 10.00% per annum

Maturity: February 27, 2009

Dividend yield: 1.76% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

Final Level (% Change)	1-Year Total Return
	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.00%		101.76%
+90%	10.00%		91.76%
+80%	10.00%		81.76%
+70%	10.00%		71.76%
+60%	10.00%		61.76%
+50%	10.00%		51.76%
+40%	10.00%		41.76%
+30%	10.00%		31.76%
+20%	10.00%		21.76%
+10%	10.00%		11.76%
+5%	10.00%		6.76%

0%	10.00%		1.76%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-3.24%
- 10%	10.00%	0.00%	-8.24%
- 20%	10.00%	-10.00%	-18.24%
- 30%	10.00%	-20.00%	-28.24%
- 40%	N/A	-30.00%	-38.24%
- 50%	N/A	-40.00%	-48.24%
- 60%	N/A	-50.00%	-58.24%
- 70%	N/A	-60.00%	-68.24%
- 80%	N/A	-70.00%	-78.24%
- 90%	N/A	-80.00%	-88.24%
- 100%	N/A	-90.00%	-98.24%

FWP-18

AT&T Inc.

According to publicly available information, AT&T Inc. (the “Company”) formerly known as SBC Communications Inc. (SBC), was formed as one of several regional holding companies created to hold AT&T Corp.’s (ATTC) local telephone companies.

The Company ranks among the largest providers of telecommunications services in the United States and the world. The Company offers its services and products to consumers in the U.S. and services and products to businesses and other providers of telecommunications services worldwide.

The services and products that the Company offers vary by market, and include: local exchange services, wireless communications, long-distance services, data/broadband and Internet services, telecommunications equipment, managed networking, wholesale services and directory advertising and publishing.

The linked share’s SEC file number is: 1-8610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$40.99	$34.29	$37.44
June 28, 2002	$38.40	$27.99	$30.50
September 30, 2002	$31.95	$19.60	$20.10
December 31, 2002	$29.08	$19.80	$27.11
March 31, 2003	$31.65	$18.85	$20.06
June 30, 2003	$27.35	$19.65	$25.55
September 30, 2003	$26.85	$21.65	$22.25
December 31, 2003	$26.15	$21.17	$26.07
March 31, 2004	$27.73	$23.66	$24.54
June 30, 2004	$25.68	$23.50	$24.25
September 30, 2004	$26.87	$22.98	$25.95
December 31, 2004	$27.29	$24.55	$25.77
March 31, 2005	$25.98	$23.01	$23.69
June 30, 2005	$24.32	$22.81	$23.75
September 30, 2005	$24.97	$23.23	$23.97
December 30, 2005	$25.58	$21.90	$24.49
March 31, 2006	$28.75	$24.24	$27.04
June 30, 2006	$28.03	$24.72	$27.89
September 29, 2006	$33.76	$26.36	$32.56
December 29, 2006	$36.21	$31.57	$35.75
March 30, 2007	$39.86	$33.21	$39.43
June 29, 2007	$41.54	$38.38	$41.50
September 30, 2007	$42.97	$36.53	$42.31
December 31, 2007	$42.79	$36.25	$41.56
February 7, 2008*	$41.94	$33.32	$37.00

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: T

Initial price: $37.00

Protection level: 75.00%

Protection price: $27.75

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.027027

Coupon: 9.00% per annum

Maturity: February 27, 2009

Dividend yield: 4.03% per annum

Coupon amount monthly: $7.50

Table of Hypothetical Values at Maturity

Final Level (% Change)	1-Year Total Return
	Investment in the Notes	Direct Investment in the Linked Shares
+100%	9.00%	104.03%
+90%	9.00%	94.03%
+80%	9.00%	84.03%
+70%	9.00%	74.03%
+60%	9.00%	64.03%
+50%	9.00%	54.03%
+40%	9.00%	44.03%
+30%	9.00%	34.03%
+20%	9.00%	24.03%
+10%	9.00%	14.03%
+5%	9.00%	9.03%

0%	9.00%	4.03%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-0.97%
- 10%	9.00%	-1.00%	-5.97%
- 20%	9.00%	-11.00%	-15.97%
- 30%	N/A	-21.00%	-25.97%
- 40%	N/A	-31.00%	-35.97%
- 50%	N/A	-41.00%	-45.97%
- 60%	N/A	-51.00%	-55.97%
- 70%	N/A	-61.00%	-65.97%
- 80%	N/A	-71.00%	-75.97%
- 90%	N/A	-81.00%	-85.97%
- 100%	N/A	-91.00%	-95.97%

FWP-19

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®.

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$46.15	$39.11	$43.12
June 28, 2002	$45.95	$34.99	$38.10
September 30, 2002	$39.49	$28.10	$29.52
December 31, 2002	$37.10	$24.90	$30.00
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 30, 2007	$70.75	$56.06	$63.57
December 31, 2007	$68.50	$48.85	$50.00
February 7, 2008*	$57.32	$47.25	$54.10

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $54.10

Protection level: 60.00%

Protection price: $32.46

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.484288

Coupon: 10.00% per annum

Maturity: February 27, 2009

Dividend yield: 0.99% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.00%		100.99%
+90%	10.00%		90.99%
+80%	10.00%		80.99%
+70%	10.00%		70.99%
+60%	10.00%		60.99%
+50%	10.00%		50.99%
+40%	10.00%		40.99%
+30%	10.00%		30.99%
+20%	10.00%		20.99%
+10%	10.00%		10.99%
+5%	10.00%		5.99%

0%	10.00%		0.99%

	Protection Price Ever Breached?
	NO	YES
-5%	10.00%	5.00%	-4.01%
-10%	10.00%	0.00%	-9.01%
-20%	10.00%	-10.00%	-19.01%
-30%	10.00%	-20.00%	-29.01%
-40%	10.00%	-30.00%	-39.01%
-50%	N/A	-40.00%	-49.01%
-60%	N/A	-50.00%	-59.01%
-70%	N/A	-60.00%	-69.01%
-80%	N/A	-70.00%	-79.01%
-90%	N/A	-80.00%	-89.01%
-100%	N/A	-90.00%	-99.01%

FWP-20

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 001-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$1.35	$0.81	$1.35
June 28, 2002	$1.33	$0.88	$0.88
September 30, 2002	$1.01	$0.41	$0.42
December 31, 2002	$0.57	$0.23	$0.48
March 31, 2003	$0.61	$0.39	$0.53
June 30, 2003	$0.88	$0.52	$0.80
September 30, 2003	$0.96	$0.73	$0.84
December 31, 2003	$1.51	$0.84	$1.31
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 30, 2007	$35.32	$25.75	$33.56
December 31, 2007	$36.50	$25.27	$26.45
February 7, 2008*	$26.78	$18.17	$21.70

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $21.70

Protection level: 60.00%

Protection price: $13.02

Physical delivery amount: 46($1,000/Initial price)

Fractional shares: 0.082949

Coupon: 13.00% per annum

Maturity: February 27, 2009

Dividend yield: 0.34% per annum

Coupon amount monthly: $10.83

Table of Hypothetical Values at Maturity

Final Level (% Change)	1-Year Total Return
	Investment in the Notes		Direct Investment in the Linked Shares
+100%	13.00%		100.34%
+90%	13.00%		90.34%
+80%	13.00%		80.34%
+70%	13.00%		70.34%
+60%	13.00%		60.34%
+50%	13.00%		50.34%
+40%	13.00%		40.34%
+30%	13.00%		30.34%
+20%	13.00%		20.34%
+10%	13.00%		10.34%
+5%	13.00%		5.34%

0%	13.00%		0.34%

	Protection Price Ever Breached?
	NO	YES
-5%	13.00%	8.00%	-4.66%
-10%	13.00%	3.00%	-9.66%
-20%	13.00%	-7.00%	-19.66%
-30%	13.00%	-17.00%	-29.66%
-40%	13.00%	-27.00%	-39.66%
-50%	N/A	-37.00%	-49.66%
-60%	N/A	-47.00%	-59.66%
-70%	N/A	-57.00%	-69.66%
-80%	N/A	-67.00%	-79.66%
-90%	N/A	-77.00%	-89.66%
-100%	N/A	-87.00%	-99.66%

FWP-21

Wells Fargo & Company

According to publicly available information, Wells Fargo & Company (the “Company”) is a corporation organized under the laws of Delaware and a financial holding company and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (BHC Act). Its principal business is to act as a holding company for its subsidiaries.

The Company is a diversified financial services company. The Company provides retail, commercial and corporate banking services through banking stores located in 23 states. The Company provides other financial services through subsidiaries engaged in various businesses, principally: wholesale banking, mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance agency and brokerage services, computer and data processing services, trust services, investment advisory services, mortgage-backed securities services and venture capital investment.

The Company has three operating segments for management purposes: Community Banking, Wholesale Banking and Wells Fargo Financial.

The linked share’s SEC file number is: 001-2979.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$25.38	$21.45	$24.70
June 28, 2002	$26.72	$24.06	$25.03
September 30, 2002	$26.50	$20.75	$24.08
December 31, 2002	$25.80	$21.65	$23.44
March 31, 2003	$24.57	$21.65	$22.50
June 30, 2003	$26.02	$22.51	$25.20
September 30, 2003	$26.86	$24.45	$25.75
December 31, 2003	$29.59	$25.84	$29.45
March 31, 2004	$29.49	$27.99	$28.34
June 30, 2004	$29.86	$27.16	$28.62
September 30, 2004	$29.93	$28.06	$29.82
December 31, 2004	$31.69	$28.78	$31.08
March 31, 2005	$31.38	$29.13	$29.90
June 30, 2005	$31.08	$28.89	$30.79
September 30, 2005	$31.44	$29.00	$29.29
December 30, 2005	$32.35	$28.82	$31.42
March 31, 2006	$32.75	$30.31	$31.94
June 30, 2006	$34.86	$31.90	$33.54
September 29, 2006	$36.89	$33.36	$36.18
December 29, 2006	$36.99	$34.90	$35.56
March 30, 2007	$36.64	$33.01	$34.43
June 29, 2007	$36.49	$33.93	$35.17
September 30, 2007	$37.99	$32.67	$35.62
December 31, 2007	$37.78	$29.29	$30.19
February 7, 2008*	$34.56	$24.42	$30.46

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFC

Initial price: $30.46

Protection level: 60.00%

Protection price: $18.28

Physical delivery amount: 32($1,000/Initial price)

Fractional shares: 0.829941

Coupon: 10.00% per annum

Maturity: February 27, 2009

Dividend yield: 4.10% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

Final Level (% Change)	1-Year Total Return
	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.00%		104.10%
+90%	10.00%		94.10%
+80%	10.00%		84.10%
+70%	10.00%		74.10%
+60%	10.00%		64.10%
+50%	10.00%		54.10%
+40%	10.00%		44.10%
+30%	10.00%		34.10%
+20%	10.00%		24.10%
+10%	10.00%		14.10%
+5%	10.00%		9.10%

0%	10.00%		4.10%

	Protection Price Ever Breached?
	NO	YES
-5%	10.00%	5.00%	-0.90%
-10%	10.00%	0.00%	-5.90%
-20%	10.00%	-10.00%	-15.90%
-30%	10.00%	-20.00%	-25.90%
-40%	10.00%	-30.00%	-35.90%
-50%	N/A	-40.00%	-45.90%
-60%	N/A	-50.00%	-55.90%
-70%	N/A	-60.00%	-65.90%
-80%	N/A	-70.00%	-75.90%
-90%	N/A	-80.00%	-85.90%
-100%	N/A	-90.00%	-95.90%

FWP-22

Wyeth

According to publicly available information, Wyeth (the “Company”) a Delaware corporation, organized in 1926, is currently engaged in the discovery, development, manufacture, distribution and sale of a diversified line of products in three primary businesses: Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health. Wyeth Pharmaceuticals includes branded human ethical pharmaceuticals, biotechnology products, vaccines and nutrition products. Principal pharmaceuticals products include neuroscience therapies, cardiovascular products, nutrition products, gastroenterology drugs, anti-infectives, vaccines, oncology therapies, musculoskeletal therapies, hemophilia treatments, immunological products and women’s health care products. Consumer Healthcare products include analgesics, cough/cold/allergy remedies, nutritional supplements, and hemorrhoidal, asthma and personal care items sold over-the-counter. Principal Animal Health products include vaccines, pharmaceuticals, parasite control and growth implants.

The linked share’s SEC file number is: 1-1225.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$66.51	$60.48	$65.65
June 28, 2002	$66.49	$49.00	$51.20
September 30, 2002	$52.24	$28.25	$31.80
December 31, 2002	$39.39	$31.25	$37.40
March 31, 2003	$40.00	$33.30	$37.82
June 30, 2003	$49.95	$34.46	$45.55
September 30, 2003	$49.29	$41.32	$46.10
December 31, 2003	$48.32	$36.81	$42.45
March 31, 2004	$44.70	$36.63	$37.55
June 30, 2004	$40.63	$34.60	$36.16
September 30, 2004	$39.06	$33.50	$37.40
December 31, 2004	$42.99	$36.57	$42.59
March 31, 2005	$45.13	$38.48	$42.18
June 30, 2005	$45.67	$41.39	$44.50
September 30, 2005	$46.76	$43.48	$46.27
December 30, 2005	$47.88	$40.90	$46.07
March 31, 2006	$50.45	$45.36	$48.52
June 30, 2006	$50.20	$41.94	$44.41
September 29, 2006	$51.45	$42.48	$50.84
December 29, 2006	$54.10	$47.35	$50.92
March 30, 2007	$52.25	$47.75	$50.03
June 29, 2007	$59.00	$50.51	$57.34
September 30, 2007	$58.00	$44.05	$44.55
December 31, 2007	$49.54	$43.66	$44.19
February 7, 2008*	$48.65	$38.74	$40.87

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WYE

Initial price: $40.87

Protection level: 70.00%

Protection price: $28.61

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.467825

Coupon: 10.25% per annum

Maturity: February 27, 2009

Dividend yield: 2.61% per annum

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+100%	10.25%		102.61%
+90%	10.25%		92.61%
+80%	10.25%		82.61%
+70%	10.25%		72.61%
+60%	10.25%		62.61%
+50%	10.25%		52.61%
+40%	10.25%		42.61%
+30%	10.25%		32.61%
+20%	10.25%		22.61%
+10%	10.25%		12.61%
+5%	10.25%		7.61%

0%	10.25%		2.61%

	Protection Price Ever Breached?
	NO	YES
-5%	10.25%	5.25%	-2.39%
-10%	10.25%	0.25%	-7.39%
-20%	10.25%	-9.75%	-17.39%
-30%	10.25%	-19.75%	-27.39%
-40%	N/A	-29.75%	-37.39%
-50%	N/A	-39.75%	-47.39%
-60%	N/A	-49.75%	-57.39%
-70%	N/A	-59.75%	-67.39%
-80%	N/A	-69.75%	-77.39%
-90%	N/A	-79.75%	-87.39%
-100%	N/A	-89.75%	-97.39%

FWP-23

Exxon Mobil Corporation

According to publicly available information, Exxon Mobil Corporation (the “Company”), formerly named Exxon Corporation, was incorporated in the State of New Jersey in 1882. Divisions and affiliated companies of the Company operate or market products in the United States and most other countries of the world. The Company’s principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The company is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. The Company also has interests in electric power generation facilities. Affiliates of the Company conduct extensive research programs in support of these businesses.

The linked share’s SEC file number is 001-02256.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 29, 2002	$44.29	$37.80	$43.83
June 28, 2002	$44.54	$38.50	$40.92
September 30, 2002	$41.10	$29.86	$31.90
December 31, 2002	$36.50	$32.03	$34.94
March 31, 2003	$36.60	$31.58	$34.95
June 30, 2003	$38.45	$34.20	$35.91
September 30, 2003	$38.50	$34.90	$36.60
December 31, 2003	$41.13	$35.05	$41.00
March 31, 2004	$43.40	$39.91	$41.59
June 30, 2004	$45.53	$41.46	$44.41
September 30, 2004	$49.62	$44.20	$48.33
December 31, 2004	$52.05	$48.20	$51.26
March 31, 2005	$64.35	$49.25	$59.60
June 30, 2005	$61.72	$52.80	$57.47
September 30, 2005	$65.96	$57.60	$63.54
December 30, 2005	$63.89	$54.51	$56.17
March 31, 2006	$63.95	$56.87	$60.86
June 30, 2006	$65.00	$56.65	$61.35
September 29, 2006	$71.22	$61.64	$67.10
December 29, 2006	$79.00	$64.84	$76.63
March 30, 2007	$76.35	$69.02	$75.45
June 29, 2007	$86.58	$75.28	$83.88
September 30, 2007	$93.66	$78.76	$92.56
December 31, 2007	$95.27	$83.37	$93.69
February 7, 2008*	$94.74	$77.56	$81.89

*	High, low and closing prices are for the period starting January 2, 2008 and ending February 7, 2008.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XOM

Initial price: $81.89

Protection level: 80.00%

Protection price: $65.51

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.211503

Coupon: 9.75% per annum

Maturity: February 27, 2009

Dividend yield: 1.71% per annum

Coupon amount monthly: $8.13

Table of Hypothetical Values at Maturity

Final Level (% Change)	1-Year Total Return
	Investment in the Notes		Direct Investment in the Linked Shares
+100%	9.75%		101.71%
+90%	9.75%		91.71%
+80%	9.75%		81.71%
+70%	9.75%		71.71%
+60%	9.75%		61.71%
+50%	9.75%		51.71%
+40%	9.75%		41.71%
+30%	9.75%		31.71%
+20%	9.75%		21.71%
+10%	9.75%		11.71%
+5%	9.75%		6.71%

0%	9.75%		1.71%

	Protection Price Ever Breached?
	NO	YES
-5%	9.75%	4.75%	-3.29%
-10%	9.75%	-0.25%	-8.29%
-20%	9.75%	-10.25%	-18.29%
-30%	N/A	-20.25%	-28.29%
-40%	N/A	-30.25%	-38.29%
-50%	N/A	-40.25%	-48.29%
-60%	N/A	-50.25%	-58.29%
-70%	N/A	-60.25%	-68.29%
-80%	N/A	-70.25%	-78.29%
-90%	N/A	-80.25%	-88.29%
-100%	N/A	-90.25%	-98.29%

FWP-24